EXHIBIT 10.57

GWL Loan No. 153765

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING is made to be effective as of the 17th day of June, 2011, by IIT SUGARLAND INTERCHANGE DC LP, a Delaware limited partnership, having an office at 518 17th Street, Suite 1700, Denver, CO 80202 (“Grantor”), in favor of Phyllis J. Ocean, as trustee, whose address is c/o Stewart Title – Houston, 5858 Westheimer Rd., Ste. 850, Houston, TX 77057 (“Trustee”) for the benefit of GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado corporation, with an office at 8515 East Orchard Road, 3T2, Greenwood Village, CO 80111, Attention: Mortgage Investments (“Beneficiary”).

W I T N E S S E T H :

As evidenced by a mortgage note of even date herewith in the original principal amount of Nineteen Million One Hundred Eighty Five Thousand and no/100 Dollars ($19,185,000.00) executed by Grantor, payable to Beneficiary (such mortgage note as the same may be amended, modified or restated from time to time, and any replacement or successor note or notes, the “Note”), Grantor is indebted to Beneficiary in the principal amount of Nineteen Million One Hundred Eighty Five Thousand and no/100 Dollars ($19,185,000.00), with interest thereon at the rate and times, in the manner and according to the terms and conditions specified in the Note, all of which are incorporated herein by reference.

NOW, THEREFORE, in consideration of the indebtedness, and as security for payment to Beneficiary of the principal, with interest and all other sums provided for in the Note and in this Deed of Trust according to their respective terms and conditions and for performance of the agreements, conditions, covenants, provisions and stipulations contained herein, Grantor does hereby GRANT, BARGAIN, SELL, ASSIGN AND CONVEY unto the Trustee, for the benefit of Beneficiary, all that certain real estate described in Exhibit “A” attached hereto and made a part hereof.

TOGETHER WITH all of Grantor’s right, title and interest in and to:

A. any and all buildings and improvements erected or hereafter erected thereon;

B. any and all fixtures, appliances, machinery and equipment of any nature whatsoever, and other articles of personal property at any time now or hereafter installed in, attached to or situated in or upon the above described real estate or any buildings and improvements now or hereafter erected thereon, or used or intended to be used in connection with the real estate, or in the operation of the buildings and improvements, plant, business or dwellings situate thereon, whether or not the personal property is or shall be affixed thereto;

C. all building materials, fixtures, building machinery and building equipment delivered on site to the real estate during the course of, or in connection with, construction of any buildings and improvements thereon; and

D. any and all tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all appurtenant streets, alleys, passages, ways, water courses and all easements and covenants now existing or hereafter created for the benefit of Grantor or any subsequent owner or tenant of the mortgaged real estate over ground adjoining the mortgaged real estate and all rights to enforce the maintenance thereof, and all other rights, liberties, licenses, fees and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Grantor in and to the real estate or any part thereof. All of the foregoing interests are sometimes collectively referred to herein as the “Mortgaged Property.”

ALSO TOGETHER WITH any and all awards heretofore and hereafter made to the present and all subsequent owners of the Mortgaged Property by any governmental or other lawful authorities for taking or damaging by eminent domain the whole or any part of the Mortgaged Property or any easement therein, including any awards for any changes of grade of streets, which said awards are hereby assigned to the Beneficiary, subject to the terms and conditions of the Loan Agreement, who is hereby authorized to collect and receive the proceeds of any such awards from such authorities and to give proper receipts and acquittances therefor, and to apply (subject to the terms of the Loan Agreement) the same (after deduction of attorneys’ fees and other costs of collecting the funds) toward the payment of the amount owing on account of this Deed of Trust and the Note, notwithstanding the amount owing thereon may not then be due and payable; and the Grantor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Beneficiary, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever. Grantor further agrees to give Beneficiary prompt notice of the actual commencement of any proceedings in the nature of eminent domain affecting all or any part of the Mortgaged Property or any written threat of such proceedings, and will deliver to Beneficiary copies of any papers served upon Grantor in connection with any such proceedings.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto the Trustee, for the benefit of Beneficiary, to its own use forever.

PROVIDED ALWAYS, and this instrument is upon the express condition that, if Grantor pays to Beneficiary the principal sum set forth in the Note, the interest thereon and all other sums payable by Grantor to Beneficiary as are secured hereby, in accordance with the provisions of the Loan Agreement, the Note and this Deed of Trust, at the times and in the manner specified, without deduction, fraud or delay, and Grantor complies with all the terms and conditions contained herein (through and including the date of repayment of all such sums in full) and in the Note, then this Deed of Trust and the estate hereby granted shall cease and become void.

GRANTOR COVENANTS with the Beneficiary that until the indebtedness secured hereby is fully repaid:

1. Payment and Performance: Grantor shall pay to Beneficiary, in accordance with the terms of the Note and this Deed of Trust, the principal and interest and other sums therein set forth; and shall comply with all the terms and conditions of the Note and this Deed of Trust.

2. Maintenance of Mortgaged Property: Grantor shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property; and, except as expressly permitted pursuant to the Loan Agreement or any lease, license, concession or occupancy agreement of all or any part of the Mortgaged Property (each a “Lease” and, collectively, the “Leases”) shall not remove or demolish, or alter the structural character of, any building erected at any time on the Mortgaged Property. Without the prior written consent of Beneficiary, Grantor shall not permit the Mortgaged Property to become abandoned or unguarded, and shall maintain or cause to be maintained the Mortgaged Property in good condition and repair, reasonable wear and tear excepted.

3. Indemnification: Grantor shall protect, indemnify and save harmless Beneficiary from and against all action, out-of-pocket third party costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Beneficiary (other than for any action, cost or expense resulting from the gross negligence or willful misconduct of Beneficiary) and arising from any state of facts or circumstances existing prior to Beneficiary’s acquiring title through foreclosure or a deed in lieu of foreclosure or due to any action or inaction of Grantor by reason of: (i) the ownership of this Deed of Trust, the Mortgaged Property or any interest therein or receipt of any rents; (ii) any accident, injury to or death to persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof; (iii) any use or condition in, on or about the Mortgaged Property or any part thereof; (iv) any failure on the part of the Grantor to perform or comply in all material respects with any of the terms of this Deed of Trust; or (v) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof. Any amounts payable to Beneficiary by reason of the application of this Paragraph shall be included in the indebtedness evidenced by the Note and secured by this Deed of Trust, and shall become immediately due and payable and shall bear interest at the Default Rate (as defined in the Note) from the date such loss or damage is sustained by Beneficiary until paid. The obligations of Grantor under this Paragraph shall survive any satisfaction, assignment, foreclosure or delivery of a deed in lieu of foreclosure of this Deed of Trust.

4. Security Agreement: This Deed of Trust constitutes a security agreement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located and creates a security interest in the personal property included in the Mortgaged Property. Grantor shall execute and deliver any security agreements Beneficiary may reasonably require from time to time to confirm the lien of this Deed of Trust with respect to such property and Beneficiary may file all such financing statements as Beneficiary deems necessary in its sole discretion to perfect such security interest. Without limiting the foregoing, Grantor hereby irrevocably appoints Beneficiary attorney-in-fact for Grantor to execute, deliver and file such instruments for and on behalf of Grantor.

5. Compliance with Law and Regulations: Grantor shall promptly comply with all applicable laws, ordinances, regulations and orders of all Federal, State, municipal and other governmental authorities relating to the Mortgaged Property.

6. Inspection and Environmental Audits:

(a) Beneficiary and any persons authorized by Beneficiary shall have the right at any time and from time to time, subject to the rights of any tenant under any Lease, to enter the Mortgaged Property at reasonable hours to inspect and photograph its condition and state of repair.

(b) After an Event of Default, Beneficiary, at its option, may cause an environmental audit of the Mortgaged Property to be made by an engineering firm selected by Beneficiary, at Grantor’s expense, and Grantor’s obligation to pay such expense upon demand shall be secured by this Deed of Trust.

7. Declaration of No Set Off: Within twenty (20) days after requested to do so by Beneficiary, Grantor shall certify to Beneficiary or to any proposed assignee of this Deed of Trust, in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the obligation secured by this Deed of Trust and whether there are any setoffs or defenses against it.

8. Due on Sale Clause: Reference is hereby made to Article 6 of the Loan Agreement between Grantor and its affiliates, as borrower, and Beneficiary, as lender, dated of even date herewith (as amended, restated or supplemented from time to time, the “Loan Agreement”) for the restrictions on transferring any interest in Grantor, or the Mortgaged Property.

9. Subordinate Liens: Other than that certain Second Deed of Trust, Security Agreement and Fixture Filing (the “Second Deed of Trust”) executed contemporaneously herewith by Grantor for the benefit of Beneficiary and subject to the terms of Section 3.4 of the Loan Agreement, without the prior written consent of Beneficiary, Grantor shall not create or cause or permit to exist any lien on or security interest in the Mortgaged Property or any part thereof, and Grantor shall not otherwise incur any indebtedness for money borrowed to improve the Mortgaged Property or any part thereof, other than the indebtedness secured hereby and the obligations secured by the Second Deed of Trust. Any violation of the foregoing limitation, at the option of Beneficiary, shall be deemed an Event of Default hereunder for which no notice or cure period shall apply.

10. Right to Remedy Defaults: If Grantor fails to pay, or cause the payment of, taxes, assessments, water and sewer charges or other lienable claims (except in case of contest as aforesaid) or insurance premiums, or fails to make necessary repairs or permit waste, or otherwise fails to comply with its obligations hereunder or under the Note or any other document executed in connection with this Deed of Trust, then Beneficiary, at its election and upon one (1) day notice to Grantor, shall have the right to make any payment or expenditure which Grantor should have made, or which Beneficiary deems advisable, in the exercise of its reasonable business judgment, to protect the security of this Deed of Trust or the Mortgaged Property, without prejudice to any of the Beneficiary’s rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Beneficiary pursuant to this Deed of Trust shall be due from Grantor to Beneficiary within ten (10) days after written demand, shall be secured hereby, and shall bear interest at the Default Rate from the date of payment by Beneficiary until the date of repayment.

11. Events of Default: Any one or more of the following shall constitute an event of default (each, an “Event of Default”) hereunder:

(a) If there occurs any Event of Default under and as specified in the Note;

(b) If Grantor fails to pay any sum due under this Deed of Trust on the date such sum is due and such failure continues for five (5) calendar days;

(c) If Grantor violates Paragraph 9 hereof entitled “Subordinate Liens”;

(d) If Grantor fails to perform or comply with any of the other agreements, conditions covenants, provisions or stipulations contained in this Deed of Trust and such failure continues for thirty (30) days after written notice thereof from Beneficiary; provided, however, that if the failure is of such a nature so as to be subject to cure but not within said thirty (30) day period, Grantor shall have such additional reasonable period of time not exceeding ninety (90) days to effect such cure so long as Grantor has commenced efforts to cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and/or

(e) If there occurs any Event of Default under and as specified in any other Loan Documents (as defined in the Note).

12. Remedies:

(a) Upon the occurrence of any Event of Default hereunder, the entire unpaid balance of principal, accrued interest and all other sums secured by this Deed of Trust shall become immediately due and payable, at the option of Beneficiary, without further notice or demand.

(b) When the entire indebtedness shall become due and payable because of the occurrence of any Event of Default, or otherwise, then forthwith:

(i) Foreclosure: Beneficiary may institute an action of foreclosure, or take such other action at law or in equity for the enforcement of this Deed of Trust and realization on the Mortgaged Property or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate(s) stipulated in the Note, together with all other sums due from Grantor in accordance with the provisions of the Note and this Deed of Trust, including all sums which may have been loaned by Beneficiary to Grantor after the date of this Deed of Trust, and all sums which may have been advanced by Beneficiary for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance, all out-of-pocket third party costs of suit and attorneys’ fees and expenses reasonably and actually incurred. Grantor authorizes Trustee, at Beneficiary’s option, to foreclose this Deed of Trust, subject to the rights (if any) of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be asserted by Grantor as a defense to any proceedings instituted by Beneficiary to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

(ii) Possession: Subject to the rights of any tenant under any Lease, Beneficiary may enter into possession of the Mortgaged Property, and, to the extent permitted by applicable law, with or without legal action, and by force if necessary or, in the alternative, Beneficiary shall be entitled to appointment of receiver without regard to (A) the solvency of Grantor or any other person liable for the debt secured hereby, or (B) whether there has been or may be any impairment of the value of the Mortgaged Property or any other collateral for the debt (Grantor acknowledges that the right to appointment of a receiver is a specific inducement to Beneficiary to enter into the transaction referred to in this Deed of Trust), and may rent the Mortgaged Property, or any part thereof, for such term or terms and on such other terms and conditions as Beneficiary or such receiver may see fit, collect all rentals (which term shall also include sums payable for use and occupation) and, after deducting all out-of-pocket third party costs of collection and reasonable administration expense, apply the net rentals to the payment of taxes, water and sewer rents, other lienable charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, or in reduction of the principal or interest, or both, hereby secured, in such order and amounts as Beneficiary or said receiver may elect; and for that purpose Grantor hereby assigns to Beneficiary all rentals due and to become due under any existing or future Lease or Leases, as well as all rights and remedies provided in such Lease or Leases or at law or in equity for the collection of the rentals. Any Lease or Leases entered into by Beneficiary or said receiver pursuant to this Paragraph shall survive foreclosure of this Deed of Trust and/or repayment of the Note, except to the extent any applicable Lease may provide otherwise.

(c) Beneficiary shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Grantor under the terms of this Deed of Trust, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note and this Deed of Trust shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action to foreclose this Deed of Trust or any other action for any Event of Default by Grantor existing at the time the earlier action was commenced.

(d) Any real estate sold to satisfy the indebtedness secured hereby may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Beneficiary, in its sole discretion, may elect.

(e) Neither Grantor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Grantor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of this Deed of Trust or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms of this Deed of Trust or Note without first having obtained the consent of Grantor or such other person; and in the latter event the Grantor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary. No release of all or any part of the security as aforesaid shall in any way impair or affect the lien of this Deed of Trust or its priority over any subordinate lien.

(f) The specific remedies set forth above are intended to be in addition to, and not in limitation of, such remedies as may be available to Beneficiary by statute, or under the applicable rules of civil procedure, or at common law, including, without limitation, those set forth in Exhibit B attached hereto and made a part hereof. Beneficiary may exercise some or all of its remedies concurrently, including separate and concurrent actions on the Note, this Deed of Trust, the other Loan Documents and any guaranty, to the extent it is permitted by law to do so. If Beneficiary shall fail to exercise any remedy it may have by reason of an Event of Default, such failure shall not constitute a waiver of such Event of Default.

13. Counsel Fees: If Beneficiary becomes a party to any suit or proceeding affecting the Mortgaged Property or title thereto, the lien created by this Deed of Trust or Beneficiary’s interest therein (including any proceeding in the nature of eminent domain) or if Beneficiary engages counsel to collect any of the indebtedness secured hereby or to enforce performance of the provisions of this Deed of Trust, the Note or any other Loan Document, or otherwise engages counsel to review any request or inquiry from Grantor after the date hereof, then Beneficiary’s out-of-pocket third party costs, expenses and attorneys’ fees reasonably and actually incurred, whether or not suit is instituted, shall be paid to Beneficiary by Grantor, on demand, with interest at the rate provided in the Note, and until paid they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Deed of Trust.

14. Notices: All notices permitted or required under this Deed of Trust shall be in writing, and shall be sent in accordance with the notice provisions of the Loan Agreement.

15. Amendment: This Deed of Trust cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change is sought.

16. Parties Bound: This Deed of Trust shall be binding upon Grantor and its successors and assigns and shall inure to the benefit of Beneficiary, its successors, participants, and assigns. For purposes of this Deed of Trust, the neuter shall include the masculine and the feminine and the singular shall include the plural and the plural the singular, as the context may require.

17. Joint and Several Liability: If Grantor be more than one person, all agreements, terms, conditions, warrants of attorney, waivers, releases, rights and benefits made or given by Grantor shall be joint and several, and shall bind and affect all persons who are defined as “Grantor” as fully as though all of them were specifically named herein wherever the word “Grantor” is used.

18. Interest Rate:

(a) Notwithstanding any provision contained in this Deed of Trust or in the Note, Grantor’s liability for interest shall not exceed the limits imposed by the applicable usury law. If any clause in the Note or this Deed of Trust requires interest payments in excess of the highest interest rate permitted by the applicable usury law, the clause in question shall be deemed to require such payment at the highest interest rate allowed by the applicable usury law.

(b) In the event Beneficiary obtains any judgment against Grantor on this Deed of Trust or the accompanying Note, interest shall accrue on the judgment in the same manner and at the same rate as provided in the Note, notwithstanding any law, custom, or legal presumption to the contrary, subject only to subparagraph (a) above, until Beneficiary has received payment in full of all amounts due it pursuant to this Deed of Trust and the Note.

19. Severability: Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Waivers: Grantor hereby waives and releases:

(a) all errors, defects and imperfections in any proceeding instituted by Beneficiary under the Note and this Deed of Trust; and

(i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil procedure or extension of time for payment.

21. Captions; Governing Law: The captions preceding the text of the paragraphs or subparagraphs or this Deed of Trust are inserted only for convenience of reference and shall not constitute a part of this Deed of Trust, nor shall they in any way affect its meaning, construction, or effect. This Deed of Trust shall be construed and governed by the laws of the State in which the Mortgaged Property is situated, without regard to conflicts of laws principles.

22. Advance Money Deed of Trust. This Deed of Trust secures the unpaid balance of advances made, with respect to the Mortgaged Property, for the payment of taxes, assessments, maintenance charges, insurance premiums or out-of-pocket third party costs actually incurred by Beneficiary for the protection of the Mortgaged Property or the lien of this

Deed of Trust and out-of-pocket third party expenses actually incurred by the Beneficiary by reason of default by the Grantor under this Deed of Trust.

23. Non-Recourse. The non-recourse clause contained in Paragraph 11 of the Note is incorporated herein by this reference.

24. Incorporation of State Law Provisions. Certain provisions/sections of this Deed of Trust and certain additional provisions/sections that are required by laws of the State in which the Mortgaged Property is located are amended, described and/or otherwise set forth in more detail on Exhibit “B” attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Deed of Trust. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

25. Inconsistency; Capitalized Terms. In the event of any conflict between the terms of this Deed of Trust and the Loan Agreement, the terms and conditions of the Loan Agreement shall govern and control. All capitalized terms used herein without definition shall have the same meanings given to such terms in the Loan Agreement.

[SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, this Deed of Trust has been duly executed as of the day and year first above written.

IIT SUGARLAND INTERCHANGE DC LP, a Delaware limited partnership

By:	IIT Sugarland Interchange DC GP LLC

By:	/s/ Thomas G. McGonagle
	Name:	Thomas G. McGonagle
	Title:	Authorized Officer

STATE OF Colorado	:
: SS
COUNTY OF Denver	:

On this, the 13th day of June, 2011, before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Thomas G. McGonagle, who acknowledged himself/herself to be the Authorized Officer of IIT SUGARLAND INTERCHANGE DC GP LLC, General Partner of IIT Sugarland Interchange DC LP, a Delaware limited partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

Notary Public: /s/ Julie A. Laessle

My Commission Expires: 4/26/2014

[Signature Page to TX First Deed of Trust]

EXHIBIT “A”

LEGAL DESCRIPTION

All of COMMERCIAL RESERVE “A2”, containing 33.4709 acres, more or less, of SUGARLAND BUSINESS PARK TRACT 130 AND 131, REPLAT NO. 3, an addition in Fort Bend County, Texas according to the map or plat thereof recorded in Plat No. 20090097 of the Plat Records of Fort Bend County, Texas.

A-1

GWL Loan No. 153765

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

EXHIBIT “B”

STATE LAW PROVISIONS

1. Receipt: Grantor acknowledges receipt of a true, correct and complete copy of this document, without charge to Grantor.

2. No Offset for Taxes. Grantor will neither claim any deduction from the taxable value of the Mortgaged Property by reason of this Deed of Trust nor claim or be entitled to any credit against the principal and interest due under the Note and this Deed of Trust for any taxes, assessments, water or sewer rents or any other governmental charges or impositions paid by Grantor with respect to the Mortgaged Property.

3. Nonjudicial Foreclosure. When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, Beneficiary may require the Trustee to sell all or part of the Mortgaged Property at public auction to the highest bidder for cash, at the county courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated, or if the Mortgaged Property is located in more than one county, such sale may be made at the courthouse in any county in which the Mortgaged Property is situated. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the property to be sold in the manner hereinafter described. Notice of a sale of all or part of the Mortgaged Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county, a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the debt secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor’s address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale any of the personalty described in to be sold at such sale. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, he shall pay the reasonable expenses of Trustee and a reasonable Trustee’s fee; (ii) second, he shall pay, so far as may be possible, the indebtedness, discharging first that portion of the indebtedness arising under the covenants or agreements herein contained and not evidenced by the Note; (iii) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignments hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. Upon the occurrence of an Event of Default, the holder of the indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item, either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the indebtedness. At any such sale (1) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract made in violation of any provision of the Loan Documents, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee’s or foreclosure sale hereunder. Beneficiary’s bid (or any portion thereof) at any foreclosure sale may consist of a credit bid of all or any portion of the indebtedness then owed, and the amount of Beneficiary’s successful bid may be credited against and as payment of all or a portion of the indebtedness.

4. Substitute Trustee. (a) If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint one or more substitute Trustees, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority.

(b) Trustee may resign at any time upon giving thirty (30) days’ notice to Beneficiary, in which event Beneficiary shall appoint one or more substitute Trustees in accordance with subsection (a) above.

5. Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor hereby indemnifies Trustee against all liability and expenses that he may incur in the performance of his duties hereunder.

6. Rights and Remedies of Sureties. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Texas Business and Commerce Code pertaining to the rights and remedies of sureties.

7. Lawsuit. Beneficiary may proceed by a suit or suits in equity or at law, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or, when the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

8. Offset. When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, Beneficiary may exercise any rights of offset with respect to any tax, insurance or other escrow amounts, deposits or any other amounts held by or for Beneficiary, and may apply such funds or amounts to any portion of the indebtedness then due and owing by Grantor to Beneficiary in such order and to such portions of the accrued, unpaid indebtedness as Beneficiary may, in its sole discretion, elect.

9. Tenancy at Will. In the event of a trustee’s sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property. It is understood and agreed that the provisions of this Section are solely for the benefit of Beneficiary and there shall be no third party beneficiaries with respect to any provisions of this Section.

10. Limitation on Interest. Notwithstanding anything in conflict or to the contrary contained in this Deed of Trust or any of the other Loan Documents, all agreements between Grantor and Beneficiary, whether nor existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment of or acceleration of the maturity of any of the indebtedness or otherwise, shall the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall automatically be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the indebtedness and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the indebtedness, such excess shall be refunded to Grantor. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the indebtedness (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Grantor and Beneficiary.

11. Fixture Filing. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the land and/or the improvements, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing under the Texas Uniform Commercial Code from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of the Grantor, as debtor, is as stated above.

12. No Warranties. Grantor acknowledges and agrees that (i) Beneficiary has disclaimed and by its acceptance of this Deed of Trust does disclaim, all warranties, express or implied, or which would otherwise be deemed to have been given under the Texas Uniform Commercial Code, in connection with any foreclosure, sale or transfer of any portion of the Mortgaged Property pursuant to or in lieu of any exercise of rights or remedies under this Deed of Trust, including without limitation, any deed-in-lieu of foreclosure, and (ii) the disclaimer of warranties described in (i) above shall not cause any such foreclosure, sale or transfer to be commercially unreasonable, and Grantor covenants not to allege same.

13. Waiver of Certain Notices. Grantor hereby waives (i) notice of intent to accelerate the maturity date of the Loan upon the occurrence of an Event of Default, and (ii) notice of acceleration of the maturity date of the Loan upon occurrence of an Event of Default.

14. Waiver of Texas Deficiency Statute.

(a) Waiver. In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note, equal to the difference between the amount owing on the Note and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale, subject to the provisions of Paragraph 11 of the Note. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or a guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, any guarantor, and others against whom recovery of a deficiency is sought.

(b) Alternative to Waiver. Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve [12] months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.